UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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OXiGENE, Inc.

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230 THIRD AVE

WALTHAM, MASSACHUSETTS 02451

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON THURSDAY, JUNE 17, 2004

TO OUR STOCKHOLDERS:

Please take notice that the 2004 annual meeting of stockholders of OXiGENE, Inc., a Delaware corporation, will be held on Thursday, June 17, 2004, at 10:00 a.m., local time, at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., located at One Financial Center, Boston, MA 02111, for the following purposes:

1.	To elect six members to the Board of Directors to hold office until the 2005 annual meeting of stockholders and until their successors are duly elected and qualified;

2.	To approve an amendment to our 1996 Stock Incentive Plan to increase from 1,500,000 to 2,500,000 the number of shares of common stock authorized for issuance under the Plan; and

3.	To transact such other business as may be properly brought before the Annual Meeting and any adjournments thereof.

The Board of Directors has fixed the close of business on April 23, 2004 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof.

All stockholders are cordially invited to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, you are requested to complete, sign, date and return the enclosed proxy card as soon as possible in accordance with the instructions on the proxy card. A pre-addressed, postage prepaid return envelope is enclosed for your convenience.

BY ORDER OF THE BOARD OF DIRECTORS

Frederick W. Driscoll

President and Chief Executive Officer

May 14, 2004

230 THIRD AVE

WALTHAM, MASSACHUSETTS 02451

(781) 547-5900

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

THURSDAY, JUNE 17, 2004

We have sent you this proxy statement (the “Proxy Statement”) and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote at the 2004 annual meeting of stockholders (the “Annual Meeting”) and any adjournments of the Annual Meeting. This Proxy Statement summarizes the information you need to know to vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares. Instead, you may vote your shares by marking, signing, dating and returning the enclosed proxy card. This Proxy Statement and the proxy card were first mailed to stockholders on or about May 14, 2004.

Who Can Vote.    Record holders of our common stock at the close of business on the record date, April 23, 2004, may vote at the Annual Meeting. On the record date, approximately 93 record holders held 16,725,166 shares of outstanding common stock. Holders of common stock are entitled to one vote per share on all matters to be voted on by stockholders.

How You Can Vote.    You can only vote your shares if you are either present in person or represented by proxy at the Annual Meeting. Whether you plan to attend the Annual Meeting or not, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the Annual Meeting and vote. If you properly fill in your proxy card and send it to us in time, the “proxy” (one of the individuals named on the proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, the proxy will vote your shares as recommended by the Board of Directors.

Recommendation of the Board of Directors.    The Board of Directors recommends that you vote as follows:

•	“FOR” the election of the six (6) director nominees; and

•	“FOR” an amendment to our 1996 Stock Incentive Plan (the “Plan”) increasing from 1,500,000 to 2,500,000 the number of shares of common stock authorized for issuance under the Plan.

If any other matter is properly presented, the proxyholders will vote your shares in accordance with his or her best judgment. At the time this Proxy Statement was printed, we knew of no matters that needed to be acted on at the Annual Meeting, other than those discussed in this Proxy Statement.

Revocation of Proxies.    If you return your proxy card, you may revoke it at any time before it is exercised. You may revoke your proxy card in any one of the following ways:

•	by voting in person at the Annual Meeting;

•	by delivering a written notice of revocation dated after the proxy card to our principal offices at 230 Third Avenue, Waltham, Massachusetts 02451; or

•	by timely delivering another proxy card dated after the proxy card that you wish to revoke.

Voting in Person.    If you plan to attend the Annual Meeting and vote in person, we will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on April 23, 2004, the record date for determining who is entitled to vote.

Required Votes.    The votes that are required for each proposal are:

Proposal 1: Elect Directors	The nominees for director who receive the most votes (also known as a “plurality” of the votes) will be elected.

Proposal 2: Approve Amendment to our 1996 Stock Incentive Plan	The affirmative vote of a majority of the votes present or represented by proxy and entitled to vote at the Annual Meeting is required to approve the amendment to the 1996 Stock Incentive Plan.

Broker Non-Votes, Withholdings and Abstentions.

• Broker Non-Votes: If your broker holds your shares in its name, the broker will be entitled to vote your shares on Proposal 1 even if it does not receive instructions from you. Your broker will not be able to vote your shares on Proposal 2 if it does not receive instructions from you. If your broker cannot vote your shares on a particular matter because the broker does not have instructions from you or discretionary voting authority on that matter, such as with respect to Proposal 2, this is referred to as a “broker non-vote.” Broker non-votes are not considered to be present and represented and entitled to vote at the meeting as to the proposal relating to the stock incentive plan, so they will have no effect on the vote on that proposal.

• Withholdings: Withholding authority to vote for a nominee for director will have no effect on the outcome of the vote.

• Abstentions: Because abstentions are treated as shares present or represented and entitled to vote at the Annual Meeting, abstentions with respect to Proposal 2 have the same effect as votes against the proposal.

Quorum.    The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock is necessary to constitute a quorum at the Annual Meeting. Votes of stockholders of record who are present at the meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

Throughout this Proxy Statement, the terms “OXiGENE,” “WE,” “US,” “OUR” or “COMPANY” mean OXiGENE, Inc.

PROPOSAL 1—ELECTION OF DIRECTORS

Information concerning the nominees for election to the Board of Directors is set forth below. Each nominee for election to the Board of Directors has consented to being named as a nominee and has agreed to serve if elected. If elected, each director would serve for a one-year term, expiring at the 2005 annual meeting of stockholders and until his successor is elected. We will vote your shares as you specify on your proxy card. If you sign, date and return the proxy card but do not specify how you want your shares voted, we will vote them FOR the election of the nominees listed below. If unforeseen circumstances (such as death or disability) make it necessary for the Board of Directors to substitute another person for any of the nominees, we will vote your shares FOR that other person. If we do not name a substitute nominee, the size of the Board of Directors will be reduced. We are not aware of any circumstances that would render any nominee for director unavailable.

Our Board of Directors currently consists of six members, including four members who are “Non-Employee Directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under our by-laws, the number of members of our Board of Directors is fixed from time to time by the Board of Directors, and directors serve in office until the next annual meeting of stockholders and until their successors have been elected and qualified. The Board of Directors has set the size of the Board of Directors at six, effective at the Annual Meeting, and nominated Messrs. Joel-Tomas Citron, Frederick W. Driscoll, Arthur B. Laffer, Per-Olof Söderberg, William N. Shiebler and J. Richard Zecher for election at the Annual Meeting. The six nominees include four members who would qualify as independent directors under the rules of the Nasdaq Stock Market, Inc. (“Nasdaq”).

Each nominee for election to the Board of Directors, except for J. Richard Zecher, is currently serving as a director. The following information with respect to each nominee has been furnished to us by that nominee. The ages of the nominees are as of March 31, 2004. Messrs. Citron and Driscoll are currently employed by us.

JOEL-TOMAS CITRON

Age:	41

Director Since:	2000; Chairman of the Board since December 2001

Principal Occupation:	Mr. Citron is President and Chief Executive Officer of Jovian Holdings Inc.

Business Experience:	Mr. Citron has served as President and Chief Executive Officer of Jovian Holdings Inc. since 2002. Mr. Citron has served as the Chairman of Provide Commerce, Inc., a San Diego-based company, since 2001. From 1998 to 2001 he was Vice Chairman, President and Chief Executive Officer of Miami-based MasTec, Inc. Mr. Citron served as Chairman of the Board and President of Proventus Inc., and was a Senior Executive of Proventus AB, a large international investment company based in Stockholm, Sweden, from 1992 to 1998.

FREDERICK W. DRISCOLL

Age:	53

Director Since:	2002

Principal Occupation:	Mr. Driscoll replaced Dr. Nordenvall as our President and Chief Executive Officer upon Dr. Nordenvall’s resignation effective June 11, 2002. Prior to that, Mr. Driscoll served as President of Finance and Operations since 2000.

Business Experience:	Prior to joining us, from 1996 to 2000, Mr. Driscoll worked at Collagenesis Corporation, most recently as Senior Vice President of Finance and Operations. From 1974 to April 1996, he served in various senior management positions at Instrumentation Laboratory.

Other Directorships:	Neurofibromatosis, Inc. (private)

ARTHUR B. LAFFER, PH.D.

Age:	63

Director Since:	1998

Principal Occupation:	Dr. Laffer has been the Chairman and Chief Executive Officer of Laffer Associates, an economic research and financial consulting firm since 1979. Dr. Laffer is also a co-founder, Chairman and Chief Executive Officer of Laffer Advisers, Inc., a broker dealer since 1981, and a co-founder, Chairman and Chief Executive Officer of Laffer Investments, an institutional money management firm since 1999.

Business Experience:	From 1981 to 1989, Dr. Laffer was a member of President Ronald Reagan’s Economic Policy Advisory Board. Dr. Laffer was a member of the Policy Committee and the Board of Directors of the American Council for Capital Formation in Washington, D.C. He was a Distinguished University Professor at Pepperdine University, and a member of Pepperdine’s Board of Directors. From 1976 to 1984, Dr. Laffer was the Charles B. Thornton Professor of Business Economics at the University of Southern California. From 1970 to 1976, Dr. Laffer was an Associate Professor of Business Economics at the University of Chicago. From 1972 to 1977, Dr. Laffer was a consultant to the Secretaries of Treasury and Defense. From October 1970 to July 1972, Dr. Laffer was the First Chief Economist at the Office of Management and Budget under George Shultz, while on leave of absence from the University of Chicago.

Other Directorships:	Dr. Laffer serves on the board of directors or board of advisors of numerous public and private companies including MasTec, Inc. (public), Veolia Environmental (public), Provide Commerce, Inc. (public), MPS Group, Inc. (public) and Petco Animal Supplies (public).

PER-OLOF SÖDERBERG

Age:	48

Director Since:	1997

Principal Occupation:	Mr. Söderberg is Chief Executive Officer of Dahl International AB, a wholesale sanitation and heating products company in Northern Europe.

Business Experience:	Mr. Söderberg holds a Masters degree from Stockholm’s School of Economics and MBA from INSEAD, France. Mr. Söderberg has over twenty years business experience, mainly with wholesale and trading companies located in Scandinavia, including: President of Dahl International for the past fifteen years, a company which has grown from a local wholesaler to the leading wholesaler in its area with over 250 affiliates in Denmark, Norway, Poland, Sweden, Estonia and Finland.

Other Directorships:	RATOS, a private equity company publicly listed in Stockholm; Bergman & Beving, an industrial components trading company publicly traded in Stockholm; Martin Olsson, a food wholesaler based in Sweden; Skandia Investment Management, an insurance investment company; and a board member of the Stockholm School of Economics.

WILLIAM N. SHIEBLER

Age:	62

Director Since:	2002

Principal Occupation:	Mr. Shiebler is the Chief Executive Officer in the Americas for Deutsche Asset Management and a member of the Deutsche Asset Management Global Executive Committee. He is responsible for all aspects of Deutsche Asset Management’s asset management strategy and execution for the region. He joined Deutsche Asset Management in March 2002. Deutsche Asset Management is a member of the Deutsche Bank Group.

Business Experience:	Prior to joining Deutsche Bank, Mr. Shiebler was the President and CEO of Putnam Mutual Funds. In 1999 Mr. Shiebler retired from Putnam Investments until March 2002 when he assumed his responsibilities at Deutsche Bank.

Other Directorships:	Mr. Shiebler is a Director of MasTec Inc. and Attensity Corp. Mr. Shiebler is also a Trustee or Director of a number of corporate and community organizations, including the U.S. Ski Team, Kean University and the Investment Company Institute.

J. RICHARD ZECHER, PH.D.

Age:	63

Principal Occupation:	Mr. Zecher is a founder of Investor Analytics, an Internet based risk management system that supports portfolio managers, and the Head of the Investor Analytics Institute, the research arm of Investor Analytics.

Business Experience:	Prior to founding Investor Analytics, Mr. Zecher was President and CEO of UBS Asset Management, Inc., and of its predecessor, Chase Investors Management Corporation. From 1986 to 1990, Mr. Zecher held the positions of Treasurer and Global Risk Manager at the Chase Manhattan Bank, and from 1981 to 1986 he was the Chief Economist at Chase. He served as a Public Director on the Chicago Board Options Exchange from 1979 through 1997, and was Chairman of its Audit Committee from 1988 through 1997.

Other Directorships:	Mr. Zecher is the Chairman of the Board of Queensboro Management, Limited and a board member of Investor Analytics LLC and Sutton Asset Management LLC.

UNLESS A STOCKHOLDER INDICATES OTHERWISE, EACH RETURNED PROXY WILL BE VOTED “FOR” THE ELECTION TO THE BOARD OF DIRECTORS OF EACH OF THE SIX NOMINEES NAMED ABOVE.

BOARD AND COMMITTEE MEETINGS

During 2003, the Board of Directors held three meetings. In addition, the Board of Directors has established three committees whose functions and current members are noted below. The Audit Committee, the Compensation Committee and the Nominating and Governance Committee (collectively, the “Board Committees”) are committees of the Board of Directors and consist solely of members of the Board of Directors. Each incumbent director attended 75% or more of the aggregate number of meetings of the Board of Directors and Board Committees on which he served during 2003, except for Messrs. Sten Lindahl and William N. Shiebler. The Board has also adopted a policy under which each member of the Board is required to make every effort to attend each annual meeting of our stockholders. With the exception of Mr. Driscoll, our directors were unable to attend our annual meeting of stockholders held in 2003.

Audit Committee.    The Audit Committee consists of Messrs. William N. Shiebler, Per-Olof Söderberg and Arthur B. Laffer (Chairman). During 2003, the Audit Committee held three meetings. Our Audit Committee has the authority to retain and terminate the services of our independent accountants, reviews annual financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits. The Board has determined that Dr. Laffer is an “audit committee financial expert,” as the Securities and Exchange Commission has defined that term in Item 401 of Regulation S-K. The Board of Directors has adopted a charter for the Audit Committee, which is reviewed and reassessed annually by the Audit Committee. A copy of the charter is attached as Appendix A to this Proxy Statement.

Securities and Exchange Commission rules require that we disclose our compliance with Nasdaq listing standards regarding the independence of our Audit Committee members and inclusion in the Audit Committee of any non-independent director. Currently, all of our Audit Committee members are “independent” as defined under Nasdaq listing standards. Please also see the Audit Committee Report set forth on pages 14-15 of this Proxy Statement.

Compensation Committee.    The Compensation Committee consists of Messrs. Arthur B. Laffer (Chairman) and William N. Shiebler. During 2002, the Compensation Committee held five meetings. The Compensation Committee makes recommendations to the Board of Directors regarding the compensation philosophy and compensation guidelines for our executives, the role and performance of our executive officers, appropriate compensation levels for our Chief Executive Officer and other executives based on a comparative review of compensation practices of similarly situated businesses, and the design and implementation of our compensation plans and the establishment of criteria and the approval of performance results relative to our incentive plans. Please also see the Report of Compensation Committee on Executive Compensation, set forth on pages 8-9 of this Proxy Statement. All members of the Compensation Committee qualify as independent under the definition promulgated by Nasdaq.

Nominating and Governance Committee.    The Board of Directors formed a Nominating and Governance Committee (the “Nominating Committee”) in March 2004. This Committee has three members, Messrs. William N. Shiebler (Chairman), Per-Olof Söderberg and Arthur B. Laffer. This committee’s role is to make recommendations to the full Board as to the size and composition of the Board and to make recommendations as to particular nominees. All members of the Nominating Committee qualify as independent under the definition promulgated by Nasdaq. The Nominating Committee may consider candidates recommended by stockholders, as well as from other sources, such as current directors or officers, third party search firms or other appropriate sources. For all potential candidates, the Nominating Committee may consider all factors it deems relevant, such as a candidate’s personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of the industry in which we operate, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the Board, and concern for the long-term interests of the stockholders. In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources. If a stockholder wishes to nominate a candidate to be considered for election as a director at the 2005 Annual Meeting of stockholders using the procedures set forth in the Company’s By-laws, it must follow the procedures described below in “Stockholder Proposals and Nominations For Director.” If a stockholder wishes simply to propose a candidate for consideration as a nominee by the Nominating Committee, it should submit any pertinent information regarding the candidate to the Chairman of the Nominating Committee by mail at OXiGENE, Inc., 230 Third Avenue, Waltham, Massachusetts 02451.

A copy of the Nominating Committee’s written charter is attached as Appendix B to this Proxy Statement.

Shareholder Communications to the Board

Generally, shareholders who have questions or concerns should contact our Investor Relations department at 781-547-5900. However, any shareholders who wish to address questions regarding our business directly with the Board of Directors, or any individual director, should submit his or her questions to the appropriate director using the contact information and instructions for this purpose set forth on the Company’s website at www.oxigene.com.

COMPENSATION OF DIRECTORS

Fees. Prior to fiscal 2003, directors received no cash compensation for serving on our Board of Directors or committees thereof. In July 2003, our directors adopted a director compensation plan. Under this plan, independent directors receive an annual retainer of $25,000 plus $1,500 for attendance at each Board meeting. In addition, each Board committee chairman receives an annual retainer of $7,500 and $1,000 for attendance at each committee meeting. In lieu of the fees described above, Mr. Joel Citron, the Chairman of our Board of Directors, receives $200,000 plus expenses annually under his employment agreement. A detailed description of Mr. Citron’s employment agreement is provided on page 19 of this Proxy Statement.

In fiscal 2003, Mr. Laffer received cash compensation of $20,000 for his assistance in the completion of the private placement equity financing in June 2003.

Equity Incentives.    Under the terms of our 1996 Stock Incentive Plan, non-employee directors typically receive, upon first being elected to the Board of Directors, options to purchase an aggregate of 55,000 shares. These options vest in five equal annual installments of 11,000 shares each. In addition, directors are eligible to receive additional grants of options under the Plan. In 2003, each of our directors received a grant of options to purchase 100,000 shares of common stock, with the exception of Mr. Citron, who received a grant of options to purchase 200,000 shares. These options were all granted at the fair market value of the common stock on the date of grant. The grants to Dr. Laffer, Dr. Lindahl, Mr. Söderberg, and Mr. Shiebler vest in five equal annual installments beginning on the date of grant, while the grant to Mr. Driscoll vests in three equal annual installments, and the grant to Mr. Citron vests in two equal annual installments.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of our common stock (“Reporting Persons”) to file with the Securities and Exchange Commission and us initial reports of beneficial ownership and reports of changes in beneficial ownership of common stock and other of our equity securities. For these purposes, the term “other equity securities” would include options granted under our 1996 Stock Incentive Plan. To our knowledge, based solely on a review of the forms and written representations received by us from the Reporting Persons, during the fiscal year ended December 31, 2003 all Section 16(a) filing requirements applicable to the Reporting Persons were properly and timely satisfied, except that one report on Form 4, covering eighteen transactions, was filed late by Gerald Eppner, a former director of the Company, and one report on Form 4, covering one transaction, was filed late by Per-Olof Söderberg.

EXECUTIVE OFFICERS OF THE COMPANY

See above for biographical information pertaining to Joel-Tomas Citron, our Chairman, and Frederick W. Driscoll, our President.

David (Dai) Chaplin, Ph.D., 48, was appointed Chief Scientific Officer and Head of Research and Development in July 2000. From 1999 to 2000, Dr. Chaplin served as Vice President of Oncology at Aventis Pharma in Paris. Prior to the merger of Rhone Poulenc Rorer (“RPR”) with Hoechst Marion Roussell, Dr. Chaplin was Senior Director of Oncology at RPR from 1998 to 1999. From 1992 to 1998, Dr. Chaplin headed up the Cancer Research Campaign’s (“CRC”) Tumor Microcirculation Group, based at the Gray Laboratory Cancer Research Trust, Mount Vernon Hospital, London. During this time, he was also a member of the CRC Phase I/II clinical trials committee. Dr. Chaplin also served as Section Head of Cancer Biology at Xenova in the U.K. from 1990 to 1992, and held a senior staff appointment at the British Columbia Cancer Research Centre from 1982 to 1990.

Scott Young, 41, was appointed Chief Operating Officer in March 2004. Mr. Young served as OXiGENE’s vice president of clinical and regulatory affairs from January 2002 until March 2004. In addition, since 1999 Young has served as OXiGENE’s designated regulatory representative to the U.S. Food and Drug Administration and international pharmaceutical regulatory bodies. Prior to joining OXiGENE in 1999, Mr. Young was the principal project manager and regulatory representative for a partnership between Genzyme Corp. and Diacrin, Inc. in the development of xenotransplantation therapy to treat Parkinson’s disease. Mr. Young also has served in several roles at RepliGen Corp. and as a process development scientist at Genetics Institute, now part of Wyeth-Ayerst. Mr. Young holds a bachelor of science degree in biochemistry from the University of Massachusetts at Amherst and a master’s degree in public health from Harvard University.

James B. Murphy, 47, was appointed Chief Financial Officer in March 2004. From 2001 until May 2003, Mr. Murphy was vice president of finance for Whatman Inc., of Marlborough, Massachusetts, a subsidiary of U.K.-based Whatman plc (LSE: WHM), a publicly traded manufacturer of filtration and separation products for the pharmaceutical industry. From 1994 through 2001, Mr. Murphy worked at HemaSure, a spin-off of Sepracor, Inc. (NASDAQ: SEPR), serving as the company’s senior vice president of finance and administration, and later as senior vice president and chief financial officer. From 1990 to 1994, he was corporate controller at Sepracor, a diversified pharmaceutical, medical device and biotechnology products company based in Marlborough, Massachusetts. Mr. Murphy holds a BA in economics and accounting from the College of the Holy Cross and is registered as a Certified Public Accountant.

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

Introduction

Two of our directors, Messrs. Arthur B. Laffer and William N. Shiebler, constitute the Compensation Committee. Messrs. Laffer and Shiebler are each non-employee directors. The Compensation Committee, among other things, is responsible for making recommendations to the Board of Directors with respect to:

(1)	the compensation philosophy and compensation guidelines for our executives;

(2)	the role and performance of each of our executive officers, especially as these affect compensation;

(3)	appropriate compensation levels for our Chief Executive Officer and other executives based on a comparative review of compensation practices of similarly situated businesses; and

(4)	the design and implementation of our compensation plans and the establishment of criteria and the approval of performance results relative to our incentive plans. An important consideration in respect of all these criteria is our overriding desire to retain cash and to compensate our managers in stock, which also has the effect of aligning their interests with the interests of the stockholders. As a practical matter, the Compensation Committee sets and administers all compensation of our management directors, Messrs. Citron and Driscoll, since neither of Messrs. Citron or Driscoll participate in deliberations regarding, or vote on, their respective compensation matters. The Board of Directors did not modify or reject any action or recommendation of the Compensation Committee regarding compensation for the 2003 fiscal year.

This report sets out the Compensation Committee’s executive compensation philosophy and objectives, describes the components of the Compensation Committee’s executive compensation program and describes the basis on which 2003 executive compensation determinations were made with respect to our executive officers, including those named in the Summary Compensation Table on page 18 of this Proxy Statement.

Compensation Philosophy and Objectives

It is our policy to maintain a flexible managerial and compensation structure so that we may continue to meet our evolving and changing supervisory needs, while tightly controlling our overhead expenses, as our business progresses. As part of this policy, we provide a compensation package that is intended to focus executive behavior on the fulfillment of annual and long-term business objectives, and to create a sense of ownership in the Company that causes executive decisions to be aligned with the best interests of our stockholders. We also recognize that competition in our markets is strong both for obtaining and retaining high quality executives and key employees, and that we must meet the standards of the marketplace if we are to fulfill our managerial and employee goals.

In 2003, total cash remuneration arrangements with our executive officers serving from time to time amounted to approximately $1,032,288. Our policy has been, and continues to be, to maintain a relatively small number of executives and other employees and to rely as much as possible on consultants and independent contractors for research and development efforts as well as pre-clinical and clinical trials.

Compensation Program Components

Consistent with our executive compensation objectives, compensation for our senior managers consists of two elements: an annual base salary and long-term incentive compensation.

Annual Base Salary.    Base salaries for executive officers are determined with reference to a salary range for each position. Salary ranges are determined by evaluating a particular employee’s position and comparing it with what are believed to be representative prevailing norms for similar positions in similarly sized companies. Within this salary range, an executive’s initial salary level is determined largely through Compensation Committee’s judgment based on the Compensation Committee’s experience. Salaries are determined at a level to attract, motivate and retain superior executives. We determine annual salary adjustments based on our performance, the individual executive’s contribution to that performance, prevailing norms and our knowledge and experience.

Long-Term Incentive Compensation.    Long-term incentive compensation is provided by granting options to purchase shares of common stock under our stock incentive plans. In considering awards, the Compensation Committee takes into account such factors as prevailing norms for the ratio of options outstanding to total shares outstanding, the relative influence each executive will have on the building of stockholder value over the long term, and the amount, vesting and expiration dates of each executive’s outstanding options. We look at each executive’s total compensation package and, taking into account our desire to minimize cash outlays as a matter of policy based on fiscal prudence, we expect our executives and key employees to look at the incentive compensation component as being the predominant feature of their overall compensation package.

Consultants’ Compensation.    We continue to rely to a great extent on consultants, including, among others, the members of our Scientific Advisory Board and our Clinical Trial Advisory Board, in the areas of research and development, clinical trials and clinical trial management and marketing. We believe that, at least presently, it is less expensive and more efficient to engage consultants rather than to expand our overhead by hiring individuals for these positions. In order to retain their motivation and long-term commitment, and in order to conserve cash, from time to time these consultants will be granted options under our stock incentive plans.

Other.    Based on currently prevailing authority and in consultation with outside tax and legal experts, the Compensation Committee has determined that it is unlikely that it would require us to pay any amounts in 2003 that would result in the loss of a federal income tax deduction under Section 162(m) of the Internal Revenue Code of 1986, as amended, and accordingly, the Compensation Committee has not recommended that any special actions be taken or plans or programs be revised at this time in light of such tax provisions.

RESPECTFULLY SUBMITTED,

THE COMPENSATION COMMITTEE

Arthur B. Laffer,

Chairman

William N. Shiebler

PROPOSAL 2—APPROVE AMENDMENT TO OUR 1996 STOCK INCENTIVE PLAN

We are also asking you to approve an amendment to the OXiGENE 1996 Stock Incentive Plan (the “Plan”). The amendment provides for an increase in the number of shares available under the Plan from 1,500,000 shares, as presently constituted, to 2,500,000 shares, as proposed, an increase of 1,000,000 shares. As of April 9, 2004, only approximately 279,000 shares remain available for the grant of options in the future if the proposed amendment to the Plan is not approved. The closing price of our common stock as reported on the Nasdaq National Market on December 31, 2003, was $8.10 per share.

The fundamental objective of our compensation policy remains the attraction and retention of highly qualified persons to serve as directors, officers, key employees and consultants. This objective is balanced against, and is strongly influenced by, our need to preserve our cash resources. Therefore, we have traditionally considered options and other equity incentives to be an important element of our overall compensation philosophy.

We are requesting that you approve the amendment to the Plan in order that the Company may have sufficient shares available for the grant of options in the future. We believe the increased number of shares we are asking you to approve are necessary for the Company to be able to attract and retain executive officers and key employees, directors and consultants while continuing the Company’s policy of conserving its cash resources.

Accordingly, the Board of Directors adopted the amendment to the Plan effective March 22, 2004, subject to stockholder approval. The affirmative vote of the holders of a majority of the shares represented in person or by proxy at the annual meeting is required to approve the amendment to the Plan. Below is a summary of the principal provisions of the Plan and its operation. A copy of the Plan was filed as an exhibit to a registration statement on Form S-8 filed with the Securities and Exchange Commission on December 14, 1999 and is available on the Securities and Exchange Commission’s web site at http://www.sec.gov. The following description of the Plan is qualified in its entirety by reference to that exhibit.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE AMENDMENT TO OUR 1996 STOCK INCENTIVE PLAN, AND PROXY CARDS SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY CARD.

SHARES SUBJECT TO PLAN

Upon stockholder approval at the Annual Meeting, awards with respect to a maximum of 2,500,000 shares of common stock may be made under the Plan, as amended. Of that number of shares, the proposed amendment would add 1,000,000 shares to the 1,500,000 shares already approved, of which only approximately 279,000 remain available for the grant of new options. No employee may be granted options or free-standing SARs with respect to more than 500,000 shares of common stock. That number of shares may be adjusted in the event of certain changes in the capitalization of the Company.

PLAN ADMINISTRATION

The Plan is administered by a committee of at least two “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and “outside directors” within the meaning of Section 162(m) of the Code. The committee will have authority, subject to the terms of the Plan, to determine when and to whom to make grants under the Plan, the number of shares to be covered by the grants, the types and terms of options and

SARs granted, the exercise price of the shares of common stock covered by options and SARs and to prescribe, amend and rescind rules and regulations relating to the Plan. New options granted to non-employee directors are governed by the formula discussed below.

ELIGIBILITY

Certain of our directors, officers, employees, consultants and advisors may be granted options to purchase shares of our common stock or stock appreciation rights (“SARs”) under the Plan. The number of persons eligible to receive awards under the Plan is not presently determinable.

TRANSFER OF AWARDS

Generally, awards may not be transferred to another person except by will or the laws of descent and distribution. In addition, options that are not incentive stock options may be transferred by the holder to the holder’s children, grandchildren, spouse, one or more trusts for the benefit of such family members or a corporation (including a limited liability company) or partnership (including a limited liability partnership) in which such family members and/or the holder are the majority shareholders, members or partners; provided, however, that the holder may not receive any consideration for the transfer.

TERMINATION

Options expire ten years from the option grant date, except that an “incentive stock option” granted to an employee who is the holder of 10% of our outstanding shares expires five years from the option grant date.

INITIAL DIRECTOR OPTIONS

Each director who is not an employee of the Company is granted an option to purchase 55,000 shares upon his first-time election or appointment to the Board. The per share exercise price of an option will be equal to the fair market value of a share of common stock on the date immediately preceding the grant date. Each option will vest, and be exercisable, in five equal annual installments on each anniversary of the date of grant, subject to the power of the Compensation Committee to vary the vesting arrangement to meet the tax needs of an individual recipient if such variance does not change the substance of the arrangement set forth herein insofar as it affects the Company.

GENERAL OPTIONS

Under the Plan, “incentive stock options” (“ISOs”) within the meaning of Section 422 of the Internal Revenue Code, “nonqualified stock options” (“NQSOs”) and SARs may be granted by the committee to directors and employees of the Company and any of its affiliates and to consultants and service providers to the Company or any present or future Affiliate Companies (as defined in the Plan), except that ISOs may be granted only to employees of the Company and any of its subsidiaries. The per share purchase price (or “option price”) under each option is established by the committee at the time the option is granted. However, the per share option price of an ISO granted to a participant must be at least 100% of the fair market value of a share on the date the ISO is granted (110% in the case of an ISO granted to a holder of 10% of our outstanding shares). Options will be exercisable at such times and in such installments as determined by the committee. The committee may accelerate the exercisability of any option at any time.

EXERCISABILITY

Options generally may not be exercised more than three months after the option holder ceases to provide services to the Company or an affiliate, except that in the event of the death or permanent and total disability of the option holder, the option may be exercised by the holder (or the holder’s estate), for a period of up to one year after the date of death or permanent and total disability. The agreements evidencing the grant of an option (other than an option to a non-employee director) may, in the discretion of the committee, set forth additional or different terms and conditions applicable to such option upon a termination or change in status of the employment or service of the optionee. Options terminate immediately if the option holder’s service was terminated for cause.

PAYMENT OF EXERCISE PRICE

The shares purchased upon the exercise of an option must be paid for in cash (including cash that may be received from the Company at the time of exercise as additional compensation) or through the delivery of other shares of Common Stock with a value equal to the total Option Price or in a combination of cash and such shares, subject to the power of the Compensation Committee to vary the payment arrangement, including delivery of a non-recourse note, to meet the tax needs of an individual non-U.S. recipient if such variance does not change the substance of the arrangement set forth herein insofar as it affects the Company. In addition, the option holder may have the Option Price paid by a broker or dealer and the shares issued upon exercise of the option delivered directly to the broker or dealer.

STOCK APPRECIATION RIGHTS

The committee also may grant SARs either alone (“free standing rights”) or in conjunction with some or part of an option (“related rights”). Upon the exercise of an SAR a holder is entitled, without payment to the Company, to receive cash, shares of common stock or any combination thereof, as determined by the committee, in an amount equal to the excess of the fair market value of one share of common stock over the exercise price per share specified in the related option (or in the case of a free standing right, the price per share specified in such right), multiplied by the number of shares of common stock in respect of which the SAR is exercised.

AMENDMENT OR TERMINATION

Our Board of Directors has the power to terminate or amend the Plan at any time. If the Board of Directors does not take action to earlier terminate the Plan, it will terminate on March 11, 2006. Certain amendments may require stockholder approval, and no amendment may adversely affect options that have previously been granted.

Federal Income Tax Consequences Relating to Options

The following is a general discussion of certain U.S. federal tax consequences relating to the exercise of options. This discussion does not address all aspects of U.S. federal taxation, does not discuss state, local and foreign tax issues and does not discuss considerations applicable to a holder who is, with respect to the United States, a non-resident alien individual. This summary of federal income tax consequences does not purport to be complete and is based upon interpretations of the existing laws, regulations and rulings which could be materially altered with enactment of any new tax legislation. Further, this discussion does not address the Swedish tax consequences relating to options and the exercise thereof; such consequences affect certain of the Company officers, directors, key employees and consultants.

In general, an optionee will not recognize taxable income upon the grant or exercise of an ISO, and the Company and its subsidiary will not be entitled to any business expense deduction with respect to the grant or exercise of an ISO. (However, upon the exercise of an ISO, the excess of the fair market value on the date of exercise of the shares received over the exercise price of the shares will be treated as an adjustment to alternative minimum taxable income.) In order for the exercise of an ISO to qualify for this tax treatment, the optionee generally must be an employee of the Company or its subsidiary (within the meaning of Section 422 of the Code) from the date the ISO is granted through the date three months before the date of exercise (one year preceding the date of exercise in the case of an optionee who is terminated due to disability). In addition, an option will not be treated as an ISO to the extent that the fair market value of stock with respect to which ISOs first become exercisable during any calendar year exceeds $100,000.

If the optionee has held the shares acquired upon exercise of an ISO for at least two years after the date of grant and for at least one year after the date of exercise, when the optionee disposes of the shares, the difference, if any, between the sales price of the shares and the exercise price of the option will be treated as long-term capital gain or loss. If the optionee disposes of the shares prior to satisfying these holding period requirements (a “disqualifying disposition”), the optionee will recognize ordinary income at the time of the disqualifying disposition, generally in an amount equal to the excess of the fair market value of the shares at the time the option was exercised over the exercise price of the options. The balance of the gain realized, if any, will be long-term or short-term capital gain, depending upon whether or not the shares were sold more than one year after the option was exercised. If the optionee sells the shares in a disqualifying disposition at a price below the fair market value of the shares at the time the option was exercised, the amount of ordinary income will be limited to the amount realized on the sale over the exercise price of the option. The Company will be allowed a business expense deduction to the extent the optionee recognized ordinary income.

In general, an optionee who receives a non-qualified stock option will recognize no income at the time of the grant of the option. Upon exercise of a non-qualified stock option, an optionee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price of the option. The optionee’s tax basis in shares acquired upon exercise of a non-qualified stock option will be the fair market value on the date income is recognized, and the optionee’s holding period will commence on that date. The Company and its subsidiary will be entitled to a business expense deduction in the same amount and at the same time as the optionee recognizes ordinary income.

AUDIT FEES

The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2003 and December 31, 2002, and fees billed for other services rendered by Ernst & Young LLP during those periods.

	2003	2002
Audit fees: (1)	$246,000	$253,000
Audit related fees: (2)	4,000	—
Tax fees: (3)	23,000	43,000
All other fees: (4)	—	—

Total	$273,000	$296,000

(1)

Audit fees consisted of audit work performed in the preparation and audit of the annual financial statements, review of quarterly financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, such as the provision of consents and comfort letters in connection with registration statements and statutory audits.
(2)	Audit related fees in 2003 consisted of accounting consultation in connection with internal control reviews and fees for access to technical accounting information. There were no fees incurred in this category in 2002.
(3)	Tax fees consist principally of assistance with tax compliance and reporting as well as certain tax planning consultations, assistance with matters related to tax planning as well as tax compliance and reporting.
(4)	There were no fees incurred in this category in either 2002 or 2003.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-audit Services of Independent Auditors

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor.

Prior to engagement of the independent auditor for the next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.

1. Audit services include audit work performed in the preparation and audit of the annual financial statements, review of quarterly financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, such as the provision of consents and comfort letters in connection with registration statements and statutory audits.

2. Audit-Related services are for assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3. Tax services consist principally of assistance with tax compliance and reporting as well as certain tax planning consultations, assistance with matters related to tax planning as well as tax compliance and reporting.

4. Other Fees are those associated with services not captured in the other categories. The Company generally does not request such services from the independent auditor.

Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted, and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditor.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

AUDIT COMMITTEE REPORT

The members of the Audit Committee, which is comprised of three directors, have been appointed by the Board of Directors. The current members of the Committee are Messrs. William N. Shiebler, Per-Olof Söderberg, and Arthur B. Laffer (Chairman). The Audit Committee is governed by a charter that has been adopted by the Board of Directors and is reviewed and reassessed annually by the Audit Committee.

This Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filings of ours under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or subject to Regulation 14A or 14C under the Exchange Act, except as specifically provided under the Exchange Act, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that this Audit Committee Report be treated as soliciting material or specifically incorporates this Audit Committee Report by reference therein.

The Audit Committee reviews the scope and timing of the independent accountants’ audit and other services, the accountants’ report on our financial statements following completion of their audit and our policies and procedures with respect to internal accounting and financial controls. The Audit Committee also makes annual recommendations to the Board of Directors regarding the appointment of independent accountants for the ensuing year.

Management is responsible for the preparation of our financial statements and the independent accountants have the responsibility for the examination of those statements. The Audit Committee reviewed our audited financial statements for the year ended December 31, 2003 and met with both management and our external accountants to discuss those financial statements. Management and the external accountants have represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee also considered the status of pending litigation, if any, taxation matters and other areas of oversight relating to the financial reporting and audit process that the Audit Committee deemed appropriate.

The Audit Committee has received from the independent accountants their written disclosure and letter regarding their independence from us as required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and has discussed with the independent accountants the independent accountants’ independence. The Audit Committee also discussed with the independent accountants any matters required to be discussed by Statement on Auditing Standards No. 61, as may be modified or supplemented.

Based upon the reviews and discussions described in this Audit Committee Report, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission.

RESPECTFULLY SUBMITTED,

THE AUDIT COMMITTEE

Arthur B. Laffer,

Chairman

William N. Shiebler

Per-Olof Söderberg

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 14, 2004, for (a) each of the named executive officers in the Summary Compensation Table on page 18 of this Proxy Statement, (b) each of our directors and director nominees, and (c) all of our directors, director nominees and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the securities. We deem shares of common stock that may be acquired by an individual or group within 60 days of March 14, 2004 pursuant to the exercise of options or warrants to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage of ownership is based on 16,725,166 shares of common stock outstanding on March 14, 2004.

Name	Number of Shares Beneficially Owned and Nature of Ownership	Percent of Class (%)
David Chaplin (1)	190,000	1.1
Joel-Tomas Citron (2)	355,977	2.1
Frederick W. Driscoll (3)	180,000	1.1
Arthur B. Laffer (4)	110,140	*
Sten Lindahl (5)	20,000	*
William N. Shiebler (6)	60,000	*
Per-Olof Söderberg (7)	211,386	1.3
Scott Young (8)	6,666	*
J. Richard Zecher	0	*
All directors, director nominees and executive officers as a group (nine persons) (9)	1,134,169	6.8

*	Indicates beneficial ownership of less than one percent of our outstanding shares of common stock.

(1)	Includes 45,000 shares subject to transfer and forfeiture restrictions and 145,000 options to purchase common stock which are exercisable within 60 days of March 14, 2004 (May 13, 2004) and which are subject to transfer and forfeiture restrictions.

(2)	Includes 175,000 shares subject to transfer restrictions and 150,000 options to purchase common stock which are exercisable within 60 days of March 14, 2004 (May 13, 2004) and which are subject to transfer and forfeiture restrictions.

(3)	Includes 40,000 shares subject to transfer and forfeiture restrictions and 140,000 options to purchase common stock, which are exercisable within 60 days of March 14, 2004 (May 13, 2004) and which are subject to transfer and forfeiture restrictions.

(4)	Includes 20,000 options to purchase common stock, which are exercisable within 60 days of March 14, 2004 (May 13, 2004) and which are subject to transfer and forfeiture restrictions.

(5)	Consists of 20,000 options to purchase common stock, which are exercisable within 60 days of March 14, 2004 (May 13, 2004) and which are subject to transfer and forfeiture restrictions. Dr. Lindahl’s term as a director will conclude as of the Annual Meeting.

(6)	Includes 40,000 shares subject to transfer and forfeiture restrictions and 20,000 options to purchase common stock, which are exercisable within 60 days of March 14, 2004 (May 13, 2004) and which are subject to transfer and forfeiture restrictions.

(7)	Includes 12,130 shares held by Mr. Söderberg’s wife and minor children and 31,864 shares subject to transfer and forfeiture restrictions.

(8)	All shares are subject to transfer restrictions.

(9)	Includes 465,000 options to purchase common stock held by the directors and executive officers as a group and which are exercisable within 60 days of March 14, 2004 (May 13, 2004).

As of April 23, 2004, the following are the only entities (other than our employees as a group) known to us to be the beneficial owners of more than 5% of our outstanding common stock.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned and Nature of Ownership	Percent of Class (%)
Duquesne Capital Management, L.L.C. 40 West 57th Street 25th Floor New York, NY 10019	1,366,743	8.2
Welch Capital Partners, L.L.C. 101 East 52nd Street 31st Floor New York, NY 10022	1,138,952	6.8

The determination that there were no other persons, entities or groups known to us to beneficially own more than 5% of the common stock was based on a review of all statements filed with respect to us since the beginning of the past fiscal year with the Securities and Exchange Commission pursuant to Section 13(d) or 13(g) of the Exchange Act.

EXECUTIVE COMPENSATION

The following Summary Compensation Table sets forth summary information as to compensation received by our current Chief Executive Officer and each of the two other most highly compensated executive officers who received total salary and bonus of at least $100,000 during fiscal 2003 (collectively, the “named executive officers”) for services rendered to us in all capacities during the three fiscal years ended December 31, 2003.

SUMMARY COMPENSATION TABLE

	Annual Compensation						Long-Term Compensation Awards
Name and Principal Position	Year	Salary($)		Bonus($)	Other Annual Compensation ($)		Restricted Stock Awards ($)		Securities Underlying Options/SARs(#)	All Other Compensation ($)
Frederick W. Driscoll	2003	291,346		100,000	2,400	(1)	—		100,000	—
President and	2002	250,000		—	—		42,000	(2)	100,000	—
Chief Executive Officer	2001	250,000		—	—		—		40,000	—

David Chaplin, Ph.D.	2003	311,346	(3)	100,000	—		—		100,000	—
Chief Scientific	2002	280,000	(3)	25,000	—		47,250	(4)	100,000	9,750	(5)
Officer and Head of Research and Development	2001	271,885	(3)	25,000	—		—		45,000	—

Scott Young	2003	170,596		35,000	—		—		50,000	—
Chief Operating Officer	2002 2001	150,000 123,000		— —	— —		21,000 —	(6)	12,000 —	— —

(1)	Represents the amount allotted to Mr. Driscoll for an automobile allowance.
(2)	Represents the aggregate value of 20,000 shares as of December 31, 2002. On February 2, 2002, Mr. Driscoll tendered to us for cancellation a total of 40,000 options granted to him. In exchange for these options, Mr. Driscoll received 40,000 shares of restricted common stock under our Restricted Stock Program. The shares vest in three equal annual installments on February 2, 2003, February 2, 2004 and February 2, 2005 so long as Mr. Driscoll is employed by us. The aggregate value of these shares as of December 31, 2003 was $324,000.
(3)	Includes consulting fees of $120,000 in each of 2003, 2002, and 2001.
(4)	Represents the aggregate value of 45,000 shares as of December 31, 2002. On February 2, 2002, Dr. Chaplin tendered to us for cancellation a total of 45,000 options granted to him. In exchange for these options, Dr. Chaplin received 45,000 shares of restricted common stock under our Restricted Stock Program. The shares vest in three equal annual installments on February 2, 2003, February 2, 2004 and February 2, 2005 so long as Dr. Chaplin is employed by us. The aggregate value of these shares as of December 31, 2003 was $364,500.
(5)	All Other Compensation for Dr. Chaplin in 2002 consisted of $9,750 in expenses for tax advice obtained by us on Dr. Chaplin’s behalf and for his benefit.
(6)	Represents the aggregate value of 20,000 shares as of December 31, 2002. On February 2, 2002, Mr. Young tendered to us for cancellation a total of 20,000 options granted to him. In exchange for these options, Mr. Young received 20,000 shares of restricted common stock under our Restricted Stock Program. The shares vest in three equal annual installments on February 2, 2003, February 2, 2004 and February 2, 2005 so long as Mr. Young is employed by us. The aggregate value of these shares as of December 31, 2003 was $162,000.

EMPLOYMENT AGREEMENTS

Employment Agreement with Frederick W. Driscoll. In October 2000, we entered into an employment agreement with Mr. Driscoll. Mr. Driscoll became our President of Operations and Finance in October 2000 and was appointed President and Chief Executive Officer to replace Dr. Nordenvall upon his departure in June 2002. Pursuant to the agreement, Mr. Driscoll receives a base salary of $250,000 per year. We may terminate the agreement on six months’ prior notice, and Mr. Driscoll may terminate the agreement on six months’ prior notice. We may also terminate the agreement prior to the end of the term for “cause” as defined in the agreement.

Employment Agreement with David Chaplin. In July 2000, we entered into an employment agreement with Dr. Chaplin, our Chief Scientific Officer and Head of Research and Development. Pursuant to the agreement, Dr. Chaplin receives a base salary of $160,000 per year. Dr. Chaplin received a signing fee of $25,000 upon signing the employment agreement and another $25,000 in March 2001. We may terminate the agreement on six months’ prior notice, and Dr. Chaplin may terminate the agreement on six months’ prior notice. We may also terminate the agreement prior to the end of the term for “cause” as defined in the agreement.

Employment Agreement with James B. Murphy. In February 2004, we entered into an employment agreement with Mr. Murphy, our Vice President and Chief Financial Officer. Pursuant to the agreement, Mr. Murphy receives a base salary of $180,000 per year. We may terminate the agreement on thirty days’ prior notice, and Mr. Murphy may also terminate the agreement on thirty days’ prior notice. We may also terminate the agreement prior to the end of the term for “cause” as defined in the agreement.

Employment Agreement with Scott Young. In January 2002, we entered into an employment agreement with Mr. Young, our Chief Operating Officer. Pursuant to the agreement, Mr. Young currently receives a base salary of $200,000 per year. We may terminate the agreement subject to all provisions of the agreement, and Mr. Young may terminate the agreement on thirty days’ prior notice. We may also terminate the agreement prior to the end of the term and without prior notice for “cause” as defined in the agreement.

Employment Agreement with Joel-Tomas Citron. In January 2002, we entered into an employment agreement with Mr. Citron, our Chairman of the Board. The agreement had an original term of two years, and, in July 2003, its term was extended until January 2, 2006. Pursuant to the agreement, Mr. Citron currently receives base compensation in the amount of $200,000 per year plus an additional $48,000 per year as reimbursement for the cost of medical and health insurance and secretarial services incurred by Mr. Citron. The agreement sets forth the parameters of a bonus program which bonus, if earned, is payable in shares of our common stock. We may terminate the agreement prior to the end of the term for “cause” as defined in the agreement, and Mr. Citron may terminate the agreement on thirty days’ prior notice.

Pursuant to the agreements with Dr. Chaplin and Messrs. Driscoll, Murphy and Young, in the event of the termination of the executive officer’s employment following a change in control of the Company, as such term is defined in the agreements, each executive officer may be entitled to receive a payment of twelve months’ base salary plus any salary owed to the executive but unpaid as of the date of termination.

STOCK OPTION GRANTS IN LAST FISCAL YEAR

The following table provides information regarding stock options granted to each of the named executive officers during fiscal 2003.

	Number of Securities Underlying Options/SARs Granted (#)(1)	% of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
Name					5%	10%
Frederick W. Driscoll	100,000	10.88%	$7.94	07/24/2013	$499,342	$1,265,432
David Chaplin	100,000	10.88%	$7.94	07/24/2013	$499,342	$1,265,432
Scott Young	50,000	5.44%	$2.80	05/23/2013	$88,045	$223,124

(1)	The options were granted pursuant to our 1996 Stock Incentive Plan, as amended. The options granted to the named executive officers are non-qualified stock options and vest three years from the date of grant or earlier in connection with a change in control.
(2)	The amounts shown in this table represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, on stock option exercises will depend on the future performance of our common stock, the optionee’s continued employment through the option period and the date on which the options are exercised.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND

FISCAL YEAR-END OPTION VALUES

The following table sets forth, as of December 31, 2003, the number of unexercised options held by each named executive officer and the value thereof based on the closing sale price of our common stock of $8.10 on December 31, 2003.

	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of the Unexercised In- The-Money Options at Fiscal Year-End (1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Frederick W. Driscoll	—	—	140,000	100,000	1,134,000	810,000
David Chaplin	—	—	145,000	100,000	1,174,500	810,000
Scott Young	—	—	3,000	53,000	24,300	429,300

(1)	The value of unexercised in-the-money options at fiscal year end assumes a fair market value for our common stock of $8.10, the closing sale price per share of our common stock as reported in the Nasdaq National Market System on December 31, 2003.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain aggregate information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2003.

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (the 1996 Stock Incentive Plan)	1,907,300	$8.74	306,700
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	1,907,300		306,700

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

David Chaplin Consulting Agreement. In April 2001, we entered into a consulting agreement with David Chaplin Consultants Ltd., a company organized under the laws of the United Kingdom, of which David Chaplin, our Chief Scientific Officer and Head of Research and Development, is the sole shareholder. Pursuant to the agreement, we pay David Chaplin Consultants Ltd. consulting fees. In 2003 such consulting fees equaled $120,000.

David Chaplin Promissory Note. On January 2, 2002, Dr. Chaplin received a loan from OXiGENE in the amount of $54,129, issued in connection with his receipt of shares of restricted stock. The principal amount outstanding under the promissory note accrues interest at a rate of 10% per year. Shares of common stock have been pledged to us as security for repayment of the obligations under the promissory note. As of December 31, 2003, the amount outstanding under the promissory note was $65,000; as of April 9, 2004, the amount outstanding under the promissory note was approximately $22,000. The remaining principal amount, together with accrued interest on the principal amount to be repaid, is to be repaid on January 2, 2005.

Per-Olof Söderberg Promissory Notes. On September 1, 1999, Mr. Söderberg received a loan from OXiGENE in the amount of $113,988, issued in connection with his purchase of shares of restricted stock. The principal amount outstanding under the promissory note accrues interest at a rate of 5.6% per year. Shares of common stock have been pledged to us as security for repayment of the obligations under the promissory note. As of April 9, 2004, the amount outstanding under the promissory note was $143,229. The principal amount, together with accrued interest on the principal amount to be repaid, is to be repaid on June 29, 2005.

On November 13, 2000, Mr. Söderberg received another loan from OXiGENE in the amount of $145,000, issued in connection with his purchase of shares of restricted stock. The principal amount outstanding under the promissory note accrues interest at a rate of 5.6% per year. Shares of common stock have been pledged to us as security for repayment of the obligations under the promissory note. As of April 9, 2004, the amount outstanding under the promissory note was $172,430. The principal amount, together with accrued interest on the principal amount to be repaid, is to be repaid on November 13, 2006.

PERFORMANCE GRAPH

The following graph compares the annual percentage change in our cumulative total stockholder return on our common stock during a period commencing on December 31, 1998 and ending on December 31, 2003 (as measured by dividing (i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the difference between our share price at the end and the beginning of the measurement period; by (ii) our share price at the beginning of the measurement period) with the cumulative total return of Standard & Poor’s Midcap 400 Index and the Standard and Poor’s Biotechnology Midcap during such period. We have not paid any dividends on our common stock, and we do not include dividends in the representation of our performance. The stock price performance on the graph below does not necessarily indicate future price performance.

EXPENSES OF SOLICITATION

We will bear the costs of soliciting proxies from our stockholders. We will make this solicitation by mail, and our directors, officers and employees may also solicit proxies by telephone or in person, for which they will receive no compensation other than their regular compensation as directors, officers or employees. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to beneficial owners of our voting securities. We will reimburse these brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses that are incurred by them.

CODE OF CONDUCT AND ETHICS

We have adopted a code of conduct and ethics that applies to all of our employees, including our chief executive officer and chief financial and accounting officers. The text of the code of conduct and ethics has been filed as an exhibit to our Annual Report on Form 10-K. Disclosure regarding any amendments to, or waivers from, provisions of the code of conduct and ethics that apply to our directors, principal executive and financial officers will be included in a Current Report on Form 8-K within five business days following the date of the amendment or waiver, unless website posting of such amendments or waivers is then permitted by the rules of The Nasdaq Stock Market, Inc.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

Your eligibility as a stockholder to submit proposals and director nominations, the proper subjects of such proposals and other issues governing stockholder proposals and director nominations are regulated by the rules adopted under Section 14 of the Exchange Act. To be considered for inclusion in the proxy statement relating to our annual meeting of stockholders to be held in 2005, stockholder proposals and nominations must be received no later than March 30, 2005 and no earlier than March 2, 2005. If we do not receive notice of any matter to be considered for presentation at the annual meeting, although not to be included in the Proxy Statement, by March 18, 2005, management proxies may confer discretionary authority to vote on the matters presented at the annual meeting by a stockholder in accordance with Rule 14a-4 under the Exchange Act. All stockholder proposals should be marked for the attention of The President, OXiGENE, Inc., 230 Third Ave, Waltham, Massachusetts 02451.

OTHER MATTERS

The Board of Directors knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

ANNUAL REPORT

A copy of our Annual Report to Stockholders is being provided to each of our stockholders with this Proxy Statement. Additional copies may be obtained by writing to OXiGENE, Inc., 230 Third Ave, Waltham, Massachusetts 02451.

Waltham, MA

May 14, 2004

APPENDIX A

CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

As revised March 2004

I.	AUDIT COMMITTEE PURPOSE

A.	The Audit Committee’s role is one of oversight. Management is responsible for preparing the Company’s financial statements and the external auditor is responsible for auditing those financial statements.

B.	The Audit Committee shall be appointed by the Board of Directors (the “Board”) to assist the Board in fulfilling its oversight responsibilities. The Audit Committee’s primary duties and responsibilities shall be to:

•	Monitor the integrity of the Company’s financial reporting process and systems of internal controls regarding financial, accounting, and legal compliance.

•	Monitor the independence and performance of the Company’s independent auditors and internal auditing department.

•	Provide an avenue of communication among the independent auditors, management, the internal auditing department, and the Board.

C.	The Audit Committee shall have the authority to conduct any investigation appropriate to fulfilling its responsibilities, and shall have direct access to the independent auditors as well as anyone else in the Company. The Audit Committee shall be authorized to retain, at the Company’s expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II.	AUDIT COMMITTEE COMPOSITION AND MEETINGS

A.	Audit Committee members shall meet the independence and other requirements of the National Association of Securities Dealers, Inc. for audit committee members of companies quoted on the Nasdaq National Market, and of the Securities and Exchange Commission, as such requirements may be revised from time to time. In addition, the Audit Committee shall be comprised of three or more directors, as such number shall be determined by the Board; each member shall be an independent non-executive director who is free from any relationship that could interfere with the exercise of his or her independent judgment; and all members of the Audit Committee shall be financially literate, and shall be able to read and understand fundamental financial statements, at the time of their appointment to the Audit Committee. Furthermore, at least one member of the Audit Committee shall be financially sophisticated as defined by having experience in finance or accounting, professional certification in accounting, or any other comparable experience or background, such as being or having been a CEO or CFO or other senior officer with financial oversight responsibilities. The Company shall disclose, in its annual report, whether or not, and if not, the reasons therefor, the Audit Committee includes at least one Audit Committee Financial Expert, as defined by the Securities Exchange Act of 1934, as amended.

B.	Audit Committee members shall be appointed by the Board. If an Audit Committee Chair is not designated or present, the members of the Audit Committee may designate a Chair by majority vote of the Audit Committee membership.

C.	The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee shall meet privately in executive session with the independent auditors at least annually to discuss any matters that the Audit Committee believes should be discussed. In addition, the Audit Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review the Company’s financial statements and significant findings based upon the auditors’ limited review procedures prior to public release of information. Notwithstanding the foregoing, the procedures set forth in this paragraph are intended as guidelines, to be followed as practicable, and not as mandatory requirements.

III.	AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

The Audit Committee, in its capacity as a committee of the Board, shall be directly responsible for the appointment, retention, compensation, evaluation, oversight and, if necessary, termination of the registered public accounting firm employed by the Company for the purpose of preparing or issuing an audit report or related work, and each registered public accounting firm shall report directly to the Audit Committee. To fulfill its responsibilities and duties, the Audit Committee shall:

Review Procedures

A.	Review and reassess the adequacy of this Charter at least annually and suggest revisions as appropriate; submit the Charter to the Board for approval and ensure that the Charter is published at least every three years in accordance with SEC regulations.

B.	Review the Company’s annual audited financial statements and Form 10-K prior to filing or public distribution. Review shall include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments, as well as the adequacy of internal controls that could significantly affect the Company’s financial statements.

C.	In consultation with management and the independent auditors, consider the integrity of the Company’s financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors together with management’s responses.

D.	Review with financial management and the independent auditors the Company’s quarterly financial results prior to the release of earnings and the Company’s quarterly financial statements and Forms 10-Q prior to filing or public distribution. The Chair of the Audit Committee may represent the entire Audit Committee for purposes of such review.

E.	Discuss with the independent auditors any significant changes to the Company’s accounting principles and any items required to be communicated by the independent auditors in accordance with Statement on Accounting Standards No. 61, as may be modified or supplemented.

Independent Auditors

A.	Review the performance of the independent auditor and appoint or terminate the independent auditor. The Audit Committee has the sole authority and responsibility to select, evaluate, and where appropriate, replace the outside auditor. The independent auditor is ultimately accountable to the Audit Committee for such auditor’s review of the financial statements and controls of the Company. The Audit Committee shall determine the appropriate compensation of the independent auditor.

B.

Approve in advance all audit services and all permitted non-audit services, except where such services are determined to be de minimis under the Exchange Act. The Audit Committee may delegate, to one or more designated members of the Audit Committee, the authority to grant such pre-approvals. The decisions of any member to whom such authority is delegated shall be presented to the full Audit Committee at each of its scheduled meetings.

C.	Review the independent auditors’ engagement letter and audit plan and discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

D.	Oversee and ensure the independence of the auditor by:

•	receiving from, and reviewing and discussing with, the auditor, on a periodic basis, a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard 1 (“ISB No. 1”);

•	reviewing, and actively discussing with the Board, if necessary, and the auditor, on a periodic basis, any disclosed relationships or services between the auditor and the Company or any other disclosed relationships or services that may impact the objectivity and independence of the auditor;

•	recommending, if necessary, that the Board take appropriate action to satisfy itself of the auditor’s independence; and

•	ensuring that the lead or coordinating audit partner having primary responsibility for the audit, or the audit partner responsible for reviewing the audit does not perform audit services for the Company for more than five (5) consecutive fiscal years.

E.	Set clear hiring policies for employees or former employees of the Company’s independent auditor.

F.	Consider the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in the Company’s financial reporting.

G.	Obtain from the independent auditor assurance that Section 10A of the Private Securities Litigation Reform Act of 1995 has not been implicated.

H.	Ensure and oversee timely reports from the independent auditor to the Audit Committee of (i) all critical accounting policies and practices; (ii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management officials of the Company, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (iii) other material written communications between the independent auditor and the management of the Company, such as any management letter or schedule of unadjusted differences.

Legal Compliance

A.	On at least an annual basis, review with the Company’s counsel any legal matters that could have a significant impact on the Company’s financial statements, the Company’s compliance with applicable laws and regulations, inquiries received from regulators or governmental agencies and the response to such inquiries.

Other Audit Committee Responsibilities

A.	Annually prepare a report to shareholders as required by the Securities and Exchange Commission and ensure that such report is included in the Company’s annual proxy statement.

B.	Establish, review, and update periodically a Code of Conduct and Ethics and ensure that management has established a system to enforce this Code.

C.	Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and the Company’s certificate of incorporation, bylaws and other internal procedures.

D.	Review with the independent auditor any problems or difficulties the auditor might have encountered and any letter to management provided by the auditor and the Company’s response to that letter. Such review should include:

a.	Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

b.	Any changes required in the planned scope of the external audit.

E.	Review and approve, prior to the Company’s entry into any such transactions, all transactions between the Company and its executive officers, members of its Board, beneficial holders of more than 5% of the Company’s securities, immediate family members of any of the foregoing persons, and any other parties whom the Board determines may be considered to be related parties.

F.	Establish procedures for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

G.	Perform any other activities consistent with this Charter, the Company’s by-laws, and governing law, as the Audit Committee or the Board deems necessary or appropriate.

H.	Maintain minutes of the Committee’s meetings and periodically report to the Board on significant results of the foregoing activities.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Such activities shall remain the responsibility of management and the independent auditors. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, among management, the independent auditors or the internal audit department or to assure compliance with laws and regulations.

APPENDIX B

NOMINATING AND GOVERNANCE COMMITTEE CHARTER

I. PURPOSE

The Nominating and Governance Committee (the “Committee”) is appointed by the Board of Directors (the “Board”): (1) to assist the Board by identifying qualified candidates for director, and to recommend to the Board the director nominees for the next annual meeting of shareholders; (2) to lead the Board in its annual review of the Board’s performance; (3) to recommend to the Board director nominees for each Board Committee; (4) to oversee the annual process of evaluation of the performance of the Company’s management; and (5) to develop and recommend to the Board corporate governance guidelines applicable to the Company.

To assist in carrying out its duties, the Committee shall have sole authority to retain and terminate any search firm to be used to identify candidates to serve as a director, including sole authority to approve the search firm’s fees and other retention terms. In addition, the Committee shall have authority to obtain advice and assistance from internal or external legal, accounting or other advisors.

II. COMPOSITION

The Committee shall be comprised of no fewer than three members. All members of the Committee shall meet the independence requirements of the Nasdaq Stock Market.

Committee members shall be elected by the Board and may be replaced by the Board. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III. MEETINGS

The Nominating and Governance Committee shall meet at least twice a year and at such other times as it deems necessary to carry out its responsibilities. The Chair of the Committee and/or the Board may call such meetings.

IV. GOALS, RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties, the Nominating and Governance Committee shall, among other things:

1.	Evaluate the current composition, organization and governance of the Board of Directors and its Committees, and make recommendations to the Board for approval.

2.	Determine desired Board member skills and attributes and conduct searches for prospective directors whose skills and attributes reflect those desired. Evaluate and propose nominees for election to the Board of Directors. At a minimum, nominees for service on the Board must be well-regarded and experienced participants in their field(s) of specialty, familiar at the time of their appointment with the Company’s business, willing to devote the time and attention necessary to deepen and refine their understanding of the Company and the issues facing it, and must have an understanding of the demands and responsibilities of service on a public company board of directors. In making such recommendations, the Committee will also consider such qualities as independence from the Company, as the definition of “independence” may be revised from time to time. Each nominee will be considered both on his or her individual merits and in relation to existing or other potential members of the Board, with a view to establishing a well-rounded, diverse, knowledgeable, and experienced Board.

B-1

3.	Administer the annual Board of Directors performance evaluation process, including conducting surveys of director observations, suggestions and preferences.

4.	Evaluate and make recommendations to the Board of Directors concerning the appointment of directors to Board committees, the selection of Board committee chairs, and proposal of the slate of directors for election to the Board.

5.	Consider shareholder nominees for election to the Board. The Committee will consider such nominees using the same screening criteria as are applied to all other nominees for election, provided that the shareholder nominations are submitted in a timely and complete manner, under the requirements of the Securities and Exchange Commission and the Company’s By-laws, as they may be amended from time to time.

6.	As necessary in the Committee’s judgment from time to time, retain and compensate third party search firms to assist in identifying or evaluating potential nominees to the Board.

7.	Evaluate and recommend termination of membership of individual directors in accordance with the Board of Directors’ governance principles, for cause or for other appropriate reasons.

8.	Evaluate and consider matters relating to the qualifications of directors.

9.	Annually review and reassess the adequacy of the corporate governance guidelines of the Company and recommend any proposed changes to the Board for approval.

10.	Oversee the annual process of performance evaluations of the Company’s management.

11.	Oversee the process of succession planning for the Chief Executive Officer and, as warranted, other senior officers of the Company.

12.	Develop, adopt and oversee the implementation of a Code of Business Conduct and Ethics for all directors, executive officers and employees of the Company.

13.	Review and maintain oversight of matters relating to the independence of Board and committee members, keeping in mind the independence standards of the Sarbanes-Oxley Act of 2002 and the rules of the Nasdaq Stock Market.

14.	Oversee and assess the effectiveness of the relationship between the Board and Company management.

15.	Form and delegate authority to subcommittees when appropriate.

16.	Make regular reports to the Board concerning its activities.

17.	Annually review and reassess the adequacy of this Charter and recommend any proposed changes to the Board of Directors for approval.

18.	Annually evaluate its own performance.

19.	Fulfill such other duties and responsibilities as may be assigned to the Committee, from time to time, by the Board and/or the Chairman of the Board.

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ANNUAL MEETING OF STOCKHOLDERS OF

OXiGENE, INC.

230 Third Avenue

Waltham, MA 02451

June 17, 2004

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

ê Please detach along perforated line and mail in the envelope provided. ê

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS

AND “FOR” PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED

ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

			FOR	AGAINST	ABSTAIN
1. Election of Directors:		2. Amendment of our 1996 Stock Incentive Plan.	☐	☐	☐

☐ FOR ALL NOMINEES	NOMINEES:
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES	O Joel-Tomas Citron O Frederick W. Driscoll
☐ FOR ALL EXCEPT (See instructions below)	O Arthur B. Laffer O William N. Shiebler O Per-Olof Söderberg O J. Richard Zecher

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle net to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box

at right and indicate your new address in the address space

above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ______________________ Date: ________    Signature of Stockholder ______________________ Date: ________

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

OXiGENE, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING

OF STOCKHOLDERS TO BE HELD ON JUNE 17, 2004

The undersigned hereby appoints Frederick W. Driscoll and James Murphy, and each of them (with full power to act alone), proxies, with full power of substitution, to vote all shares of common stock of OXiGENE, Inc., a Delaware corporation (the “Company”), owned by the undersigned at the 2004 Annual Meeting of Stockholders of the Company to be held at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. at One Financial Center, Boston, MA 02111, on June 17, 2004, at 10:00 a.m., local time, and at any and all adjournments or postponements thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED AND, IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED, WILL BE VOTED FOR THE ELECTION OF THE NAMED NOMINEES AND APPROVAL OF THE PROPOSALS SET FORTH IN THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS. IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OF THE MEETING.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND THE PROXY STATEMENT FURNISHED HEREWITH.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TAKING OF A VOTE ON THE MATTERS HEREIN.

(Continued and to be signed on reverse side.)

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